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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

   SOURCE INTERLINK COMPANIES, INC. RECEIVES NASDAQ STAFF DETERMINATION LETTER

BONITA SPRINGS, FL, FEBRUARY 2, 2007 -- Source Interlink Companies, Inc. (NASDAQ: SORC) announced today that it has received a Staff Determination Letter from the NASDAQ Stock Market (NASDAQ) advising the Company that it is not in compliance with Marketplace Rules 4350(e) and 4350(g) that require NASDAQ issuers to hold an annual meeting of shareholders, to solicit proxies and to provide copies of such proxy solicitations to NASDAQ. The Staff Determination Letter comes as a result of Source Interlink's previously disclosed decision to delay its Annual Meeting beyond its fiscal year ended January 31, 2007. Source Interlink has since scheduled its fiscal 2006 Annual Meeting of Stockholders for March 22, 2007, at 9:00 a.m. Eastern Time, at the Company's principal executive offices at 27500 Riverview Center Blvd., Bonita Springs, Florida.

Source Interlink will exercise its right to an appeal of the Staff's decision as reflected in the Determination Letter before a NASDAQ Listing Qualification Panel. The request for a hearing will stay the delisting action referenced in the Staff Determination Letter until the Listing Qualifications Panel renders its decision, and the Company's securities will continue to be traded on the NASDAQ National Market in the interim. Source Interlink expects to be granted an extension within which to hold its 2006 Annual Meeting, although there can be no assurance of an extension Should such an extension be granted, the Company anticipates that it will not be delisted and will continue to be eligible for stock quotation on the NASDAQ National Market.

ABOUT SOURCE INTERLINK COMPANIES, INC.
Source Interlink Companies is a leading marketing, merchandising and fulfilment company of entertainment products including DVDs, music CDs, magazines, books and related items. The Company's fully integrated businesses include:

     - Distribution and fulfilment of entertainment products to major retail chains throughout North America and directly to consumers of entertainment products ordered through the Internet

     - Import and export of periodicals sold in more than 100 markets worldwide

     - Coordination of product selection and placement of impulse items sold at checkout counters

     - Processing and collection of rebate claims as well as management of sales data obtained at the point-of-purchase

     - Design, manufacture and installation of wire fixtures and custom wood displays in major retail chains

     - Licensing of children's and family-friendly home entertainment products

Source Interlink serves approximately 110,000 retail store locations throughout North America. Supply chain relationships include movie studios, record labels, magazine and newspaper publishers, confectionary companies and manufacturers of general merchandise. For more information, please visit the company's website at www.sourceinterlink.com.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains certain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995, including statements relating to, among other things, future business plans, strategies, growth opportunities, statements of belief and statements of assumptions underlying any of the foregoing.

These forward-looking statements reflect Source Interlink's current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. Factors that could cause actual results to differ include: (i) market acceptance of and continuing retail demand for magazines, books, DVDs, CDs and other home entertainment products; (ii) our ability to realize operating efficiencies, cost savings and other synergistic benefits, (iii) adverse changes in general economic or market conditions; (iv) the ability to attract and retain employees; and (v) other events and other important factors disclosed previously and from time to time in Source Interlink's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2006.

Source Interlink does not intend to, and disclaims any duty or obligation to, update or revise any forward-looking statements or industry information set forth in this press release to reflect new information, future events or otherwise.

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CONTACTS:
Investors:                                                                Media:
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
Dean Heine                            Todd St.Onge                        Nancy Zakhary
Investor Relations                    Brainerd Communicators, Inc.        Brainerd Communicators, Inc.
Source Interlink Companies, Inc.      212-986-6667                        212-986-6667
212-683-0376                          stonge@braincomm.com                nancy@braincomm.com
dheine@sourceinterlink.com
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